UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2011

Commercial Vehicle Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (614) 289-5360
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 8, 2011, the Board of Directors (the “Board of Directors”) of Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), adopted, and the Company entered into, Amendment No. 1 (the “Amendment”) to the Company’s Stockholder Rights Plan as set forth in the Rights Agreement, dated as of May 21, 2009 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A. The Amendment amended and accelerated the Final Expiration Date (as such term is defined in the Rights Agreement) to March 8, 2011.
     As a result of the Amendment, (i) the Rights Agreement was terminated on March 8, 2011, the Final Expiration Date, (ii) the rights to purchase shares of Series A Preferred Stock, par value $.01 per share, of the Company (the “Rights”) pursuant to the Rights Agreement expired on March 8, 2011, (iii) since the Final Expiration Date, no Rights are associated with or attached to any outstanding shares of the Company’s common stock, par value $0.01 per share, and (iv) since the Final Expiration Date, no person has any rights under the Rights Agreement.
     The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing is also qualified in its entirety by reference to the descriptions and full text of the Rights Agreement, which is filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 22, 2009 and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
     The information set forth in Item 1.01 is incorporated in this Item 1.02 by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth in Item 1.01 is incorporated in this Item 3.03 by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
4.1	Amendment No. 1 to Rights Agreement, dated as of March 9, 2011, by and between Commercial Vehicle Group, Inc. and Computershare Trust Company, N.A. (Filed herewith).

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.
Date: March 9, 2011	By	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 to Rights Agreement, dated as of March 9, 2011, by and between Commercial Vehicle Group, Inc. and Computershare Trust Company, N.A.

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